SERVICER’S CERTIFICATE

Collection Period: February, 2005

Distribution Date: March 15, 2005

Hyundai Auto Receivables Trust 2004-A

        The undersigned certifies that he is the Vice President, Finance, of Hyundai Motor Finance Company, a California corporation (“HMFC”) and that as such he is duly authorized to execute and deliver this certificate on behalf of HMFC pursuant to Section 4.09 of the Sales and Servicing Agreement dated September 1, 2004, among HMFC, as Seller and Servicer, Citibank N.A., as Indenture Trustee, Hyundai ABS Funding Corporation, as the Depositor and, the Hyundai Auto Receivables Trust 2004-A, as Issuer (the “Sales and Servicing Agreement”) (all capitalized terms used herein without definition have the respective meanings specified in the Sales and Servicing Agreement) and further certifies that:

1.	The Servicer’s report for the period from February 1, 2005, to February 28, 2005, attached to this certificate is complete and accurate and contains all information required by Section 4.09 of the Sales and Servicing Agreement; and

2.	As of February 31, 2005, no Event of Servicing Termination or event that with notice or lapse of time or both would become an Event of Servicing Termination has occurred.

        IN WITNESS WHEREOF, I have affixed hereunto my signature this 10th day of March 2005.

HYUNDAI MOTOR FINANCE COMPANY, as Servicer a California corporation
By:	/s/ David A. Hoeller

David A. Hoeller Vice President, Finance

Hyundai Auto Receivables Trust 2004-A
Monthly Servicing Report

Collection Period	FEBRUARY, 2005
Distribution Date	03/15/05
Transaction Month	6
30/360 Days	30
Actual/360 Days	28

I. ORIGINAL DEAL PARAMETERS

Cut off Date:	July 31, 2004
Closing Date:	September 1, 2004

	Dollars	Units	WAC	WAM
Original Pool Balance:	$807,850,711.24	48,534	7.060%	58.76

	Dollar Amount	% of Pool	Coupon Rate	Final Payment Date
Class A-1 Notes	$155,000,000.00	19.167%	1.78125%	September 15, 2005
Class A-2 Notes	$215,000,000.00	26.594%	2.36000%	September 15, 2007
Class A-3 Notes	$188,000,000.00	23.252%	2.97000%	May 15, 2009
Class A-4 Notes	$92,100,000.00	11.381%	3.54000%	August 15, 2011
Class B Notes	$36,500,000.00	4.498%	3.46000%	August 15, 2011
Class C Notes	$26,900,000.00	3.310%	3.36000%	August 15, 2011

Class D Notes	$32,800,000.00	4.040%	4.10000%	August 15, 2011

Total Securities	$746,300,000.00	92.241%
Overcollateralization	$23,043,718.45	2.995%
YSOA	$38,506,992.79	4.767%

Total Original Pool Balance	$807,850,711.24	100.00%

II. POOL BALANCE AND PORTFOLIO INFORMATION

	Beginning of Period		Ending of Period		Change

	Balance	Pool Factor	Balance	Pool Factor
Class A-1 Notes	$28,642,334.65	0.1847893	$7,637,449.03	0.0492739	$21,004,885.62
Class A-2 Notes	$215,000,000.00	1.0000000	$215,000,000.00	1.0000000	$—
Class A-3 Notes	$188,000,000.00	1.0000000	$188,000,000.00	1.0000000	$—
Class A-4 Notes	$92,100,000.00	1.0000000	$92,100,000.00	1.0000000	$—
Class B Notes	$36,500,000.00	1.0000000	$36,500,000.00	1.0000000	$—
Class C Notes	$26,900,000.00	1.0000000	$26,900,000.00	1.0000000	$—
Class D Notes	$32,800,000.00	1.0000000	$32,800,000.00	1.0000000	$—

Total Securities	$619,942,334.65	0.8306878	$598,937,449.03	0.8025425	$21,004,885.62

Weighted Avg. Coupon (WAC)	6.98%		6.94%
Weighted Avg. Remaining Maturity (WARM)	53.05		52.09
Pool Receivables Balance	$690,568,782.13		$669,740,568.64
Remaining Number of Receivables	45,403		44,733

Adjusted Pool Balance	$658,444,471.86		$638,828,167.18

III. COLLECTIONS

Principal:
Principal Collections	$19,051,108.31
Repurchased Contract Proceeds Related to Principal	$—
Liquidation Proceeds	$—
Recoveries from Prior Month Charge-Offs	$230,973.41

Total Principal Collections	$19,282,081.72

Interest:
Interest Collections	$3,780,278.00
Late Fees & Other Charges	$65,251.56
Interest on Repurchase Principal	$—

Total Interest Collections	$3,845,529.56

Collection Account Interest	$34,328.18
Reserve Account Interest	$10,138.13

Total Collections	$23,172,077.59

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Hyundai Auto Receivables Trust 2004-A
Monthly Servicing Report

Collection Period	FEBRUARY, 2005
Distribution Date	03/15/05
Transaction Month	6
30/360 Days	30
Actual/360 Days	28

IV. DISTRIBUTIONS

Total Collections	$23,172,077.59
Reserve Account Release	$—
Reserve Account Draw	$—

Total Available for Distribution	$23,172,077.59
	Amount Due	Amount Paid
1. Servicing Fee @1.00%:
Servicing Fee Due	$575,473.99	$575,473.99	$575,473.99

Collection Account Interest			$34,328.18
Late Fees & Other Charges			$65,251.56

Total due to Servicer			$675,053.73

2. Class A Noteholders Interest:
Class A-1 Notes	$39,681.57	$39,681.57
Class A-2 Notes	$422,833.33	$422,833.33
Class A-3 Notes	$465,300.00	$465,300.00
Class A-4 Notes	$271,695.00	$271,695.00

Total Class A interest:	$1,199,509.90	$1,199,509.90	$1,199,509.90

3. First Priority Principal Distribution:	$—	$—	$—

4. Class B Noteholders Interest:	$105,241.67	$105,241.67	$105,241.67

5. Second Priority Principal Distribution:	$—	$—	$—

6. Class C Noteholders Interest:	$75,320.00	$75,320.00	$75,320.00

7. Third Priority Principal Distribution:	$—	$—	$—

8. Class D Noteholders Interest:	$112,066.67	$112,066.67	$112,066.67

Available Funds Remaining:			$21,004,885.62

9. Regular Principal Distribution Amount:			$21,004,885.62

	Distributable Amount	Paid Amount

Class A-1 Notes		$21,004,885.62
Class A-2 Notes		$—
Class A-3 Notes		$—
Class A-4 Notes		$—
		$21,004,885.62
Class A Notes Total:	$129,288,736.94
Class B Notes Total:	$41,627,573.71	$—
Class C Notes Total:	$45,637,497.30	$—
Class D Notes Total:	$11,833,739.01	$—

Total Noteholders Principal		$21,004,885.62

10. Available Amounts Remaining to reserve account	0.00

11. Trust Fees and Expenses	0.00

12. Remaining Available Collections Released to Cetificateholder	0.00

V. YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT (YSOA)

Beginning Period Required Amount	$32,124,310.27
Beginning Period Amount	$32,124,310.27
Current Period Amortization	$1,211,908.81
Ending Period Required Amount	$30,912,401.46
Ending Period Amount	$30,912,401.46
Next Distribution Date Required Amount	$29,722,318.67

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Hyundai Auto Receivables Trust 2004-A
Monthly Servicing Report

Collection Period	FEBRUARY, 2005
Distribution Date	03/15/05
Transaction Month	6
30/360 Days	30
Actual/360 Days	28

VI. RESERVE ACCOUNT

Beginning Period Required Amount	$5,770,077.89
Beginning Period Amount	$5,770,077.89
Current Period Release to Collection Account	$—
Current Period Deposit	0.00
Current Period Release to Depositor	$—
Ending Period Required Amount (0.75% of APB of cut-off date)	$5,770,077.89
Ending Period Amount	$5,770,077.89

VII. OVERCOLLATERALIZATION

	Beginning	Ending	Target
Overcollateralization Amount	$38,502,137.21	$39,890,718.15	$51,724,457.16
Overcollateralization as a % of Original Pool	4.77%	4.94%	6.40%
Overcollateralization as a % of Current Pool	5.58%	5.96%	7.72%

VIII. DELINQUENCY AND NET LOSS ACTIVITY

	Units Percent	Units	Dollars Percent	Dollar Amount
Current	97.92%	43,804	98.05%	$656,667,109.24
30 - 59 Days	1.62%	723	1.56%	$10,431,733.24
60 - 89 Days	0.36%	159	0.31%	$2,074,171.88
90 + Days	0.11%	47	0.08%	$567,554.28

		44,733		$669,740,568.64
Total
Delinquent Receivables 60 + days past due	0.46%	206	0.39%	$2,641,726.16
Delinquency Ratio 60+ for 1st Preceding Collection Period	0.69%	314	0.62%	$4,314,097.78
Delinquency Ratio 60+ for 2nd Preceding Collection Period	0.70%	323	0.60%	$4,268,004.51
Three-Month Average Delinquency Ratio	0.62%		0.54%

Repossession in Current Period	117
Repossession Inventory	150
Charge-Offs
Gross Principal of Charge-Off for Current Period	$1,777,105.18
Recoveries for Current Period	$—
Recoveries on Previous Charge-off Contracts	$(230,973.41)

Net Charge-offs for Current Period	$1,546,131.77

Average Pool Balance for Current Period	$680,154,675.39

Net Loss Ratio	2.73%
Net Loss Ratio for 1st Preceding Collection Period	2.71%
Net Loss Ratio for 2nd Preceding Collection Period	2.70%

Three-Month Average Net Loss Ratio for Current Period	2.71%

Cumulative Net Losses for All Periods	$6,581,569.30
Cumulative Net Losses as a % of Initial Pool Balance	0.81%

The undersigned hereby represents and warrants that the foregoing is a true and accurate accounting with respect to the outstandings as of February 28, 2005, in accordance with the Sale and Servicing Agreement dated as of September 1, 2004, and that all the representations and warranties set forth in Section 3.01 and made by HMFC, as Seller, are hereby restated and reaffirmed.

HYUNDAI MOTOR FINANCE COMPANY, AS SERVICER

By:	/s/ David A. Hoeller

Name:	David A. Hoeller
Title:	Vice President, Finance
Date:	March 10, 2005

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